EXHIBIT 17

October 13, 2004

The Scudder Funds (Boston Board)

Two International Place

Boston, MA 02110

Re:	Letter of Indemnity

Ladies and Gentlemen:

Reference is made to the various investigations and requests for information by the Securities and Exchange Commission and other regulatory agencies, inquiring into various matters related to possible revenue sharing, preferred marketing, directed brokerage, or “shelf space” arrangements with broker-dealers and others with respect to the marketing and sale of shares of the Scudder Funds. Deutsche Investment Management Americas, Inc. (hereafter, “DeIM”) serves as investment adviser for one or more of the Scudder Funds identified in Exhibit A hereto (the “Funds”) pursuant to Investment Advisory Agreements.

Whereas, in response to these regulatory matters, DeIM has undertaken an internal investigation to determine the extent, if any, of improper marketing and sales activity in the Scudder Funds;

Whereas, the independent directors and trustees of the Funds (hereinafter the “Independent Trustees”) may, on behalf of the Funds, undertake various further investigations of certain matters identified in DeIM’s internal investigation;

Whereas these matters and related matters involving possible improper marketing and sales activity in the Scudder Funds may be the basis of future enforcement actions brought by governmental authorities involving or potentially affecting the Funds or DeIM (“Enforcement Actions”);

Whereas these matters and related matters are the basis in whole or in part for private actions brought by shareholders of the Funds, in many cases as purported class actions or derivative actions, variously against the Funds, their directors and officers, DeIM and certain other parties (the “Private Litigation”); and

Whereas these Enforcement Actions and Private Litigation may be the basis for further private actions against the Funds, their trustees and officers;

In consideration of the mutual undertakings set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, DeIM hereby agrees, subject to applicable law and regulation, to indemnify and hold harmless each of the Funds, and the successors and assigns of each Fund, against any and all loss, damage, liability and expense, including without limitation the advancement and payment as incurred of reasonable fees and expenses of counsel to the Funds and counsel to the Independent Trustees and consultants (whether retained by the Funds or the Independent Trustees) and other customary costs and expenses incurred by the Funds, arising from the matters alleged in any Enforcement Actions or Private Litigation or any proceedings or actions that may be threatened or commenced in the future by any person (including any governmental authority) arising from or similar to the matters alleged in the Enforcement Actions or Private Litigation, including without limitation:

(i) all reasonable legal and other expenses incurred by the Funds in connection with investigations undertaken by the Independent Trustees;

(ii) all reasonable legal and other expenses incurred by the Funds in connection with any such proceedings or actions, including without limitation expenses related to the defense of, service by any Independent Trustee as a witness in, or monitoring of, any such proceedings or actions, compliance with disclosure requirements related to the foregoing, and any special communications to Fund shareholders;

(iii) all liabilities and expenses incurred by the Funds in connection with any judgment resulting from, or settlement of, any such proceeding, action or matter;

(iv) all liabilities and expenses incurred by the Funds under applicable law, the provisions of the governing instruments of any Fund, or any other agreement, providing for indemnification of trustees and officers;

(v) any loss or expense incurred by any Fund as a result of the denial of, or dispute about, any insurance claim under, or actual or purported rescission or termination of, any policy of insurance arranged by DeIM (or by a representative of DeIM acting as such, acting as a representative of the Funds or of the Independent Trustees, or acting otherwise) for the benefit of the Fund, to the extent that such denial, dispute, or rescission is based in whole or in part upon any alleged misrepresentation made in the application for such policy or any other alleged improper conduct on the part of DeIM, any of its corporate affiliates, or any of their directors, officers or employees; and

(vi) all liabilities and expenses incurred by any Fund in connection with any proceeding or action to enforce its rights under this agreement, unless DeIM prevails on the merits of any such dispute in a final, nonappealable court order.

The Funds will use their best efforts to notify DeIM of any proceedings or actions commenced against them, but the failure to provide such notification shall not relieve DeIM of any liability or obligation hereunder. The Funds shall be entitled to defend any such proceedings or actions against them using counsel of their choosing; provided, that all Funds for which the same Board serves shall seek, whenever possible, and consistent with the best interests of shareholders of each Fund, to choose the same counsel with respect to any proceeding or action covered by this agreement; and further provided, that if a Fund determines that it is appropriate to choose its own counsel with respect to a proceeding or action after all the Funds with the same Board have chosen one counsel, it will consult with DeIM before it chooses separate counsel. DeIM shall be entitled, at its expense, to participate in the defense of any such proceedings or actions against the Funds and shall be entitled to defend any such proceedings or actions against DeIM, in each case using counsel of its choosing. The Funds will not enter into any settlement of any such proceeding or action without the consent of DeIM, which consent shall not be unreasonably withheld. Counsel to the Funds and any consultants retained by the Funds shall submit periodic statements of fees, costs and expenses that are incurred by the Funds to DeIM and shall provide reasonable assistance to DeIM in estimating future fees, costs and expenses hereunder.

In the event that, in an Enforcement Action, Private Litigation, or other similar action or proceeding instituted against the Funds by a party other than DeIM or its affiliates, the foregoing rights to indemnification and advancement and payment of expenses are determined in a final adjudication to be unavailable to any Fund for any reason, then DeIM hereby agrees to contribute to the amount paid or payable by a Fund as a result of any loss, damage, liability or expense in such proportion as is finally determined in such action or proceeding to reflect the relative fault of DeIM and such Fund with respect to the matters which resulted in such loss, damage, liability or expense, as well as any other relevant equitable considerations; provided, that if no final determination is made in such action or proceeding as to the relative fault of DeIM and such Fund, then DeIM shall pay the entire amount of such loss, damage, liability or expense.

To the extent DeIM pays costs, expenses, or losses under this agreement, it may seek reimbursement for such payment under any applicable policies of insurance under which DeIM and the Funds are joint insureds under such policy, and, at the request of DeIM, the Funds shall allow DeIM to pursue the Funds’ claims with respect thereto under the policies of insurance specified in Exhibit B hereto, and to receive the proceeds therefrom. Any such claim shall be treated as an insurance claim by DeIM for purposes of any other agreement establishing priority of payment of insurance claims among insureds covered under the same policy. Nothing in this agreement shall limit DeIM’s right to pursue insurance recovery under any insurance policies under which DeIM is an insured, including but not limited to those specified in Exhibit B, for claims, liabilities, expenses, suits, investigations, and other matters involving DeIM, except as provided herein with respect to claims with respect to amounts paid by DeIM to the Funds under this agreement. The Funds agree to cooperate with all reasonable requests of DeIM in connection with the pursuit of these insurance claims and to take all reasonable steps necessary to allow DeIM to pursue these claims including, but not limited to, commencing litigation in the Funds’ names (but at DeIM’s expense) under the policies of insurance. Notwithstanding anything to the contrary above, however, DeIM shall not seek reimbursement hereunder in the event that a Fund provides written notice to DeIM that it reasonably believes that such requests for reimbursement may materially limit the ability of the Fund or its Independent Trustees to obtain indemnification or advancement of expenses under existing or prior insurance policies with respect to matters other than the matters covered by this agreement. Any such notice shall specifically identify the basis for the Fund’s reasonable belief.

The foregoing undertakings by DeIM are binding upon DeIM and each of its successors and assigns and shall survive the termination of any of the aforesaid Investment Advisory Agreements and shall inure to the successors and assigns of each Fund by merger or acquisition or otherwise.

If any term or provision of this agreement is held to be illegal or unenforceable, the remaining terms and provisions shall not be affected or impaired and the agreement shall be construed and enforced so as to give effect to the intent manifested herein without reference to the unenforceable term or provision.

The rights of any Fund to indemnification and advancement of expenses under this agreement shall not be deemed to limit, supersede, or otherwise affect any other similar right under applicable law, any other agreement, or any policy of insurance, and each Fund at its sole option may seek and obtain indemnification and/or advancement of expenses by exercising any one or more of the foregoing rights in any order of preference or priority.

Each of the Funds, in its sole discretion, may assign the Fund’s rights under this agreement to a third party, upon written notice to DeIM. DeIM shall not assign its obligations with respect to a Fund under this agreement to a third party, except with the written consent of the Fund, which consent may be withheld for any reason.

This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original for all purposes, but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this agreement. The parties agree to accept copies of the executed originals of this agreement, and of any notice provided in accordance herewith, as and in place of such originals.

No supplement, modification or amendment of this agreement shall be binding unless in writing executed by both DeIM and the Fund with respect to whom or which the amendment shall apply. No waiver of any of the provisions of this agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

This agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to the choice of law or conflict of law principles thereof.

Please acknowledge your receipt and acceptance of the foregoing by signing the enclosed copy of this letter in the space provided below.

Very truly yours,

Deutsche Investment Management Americas, Inc.

By:

Name:

Title:

The foregoing undertakings are hereby agreed to and accepted:

The Scudder Funds Listed on Exhibit A

By:

Name:

Title:

Attachment B: List of insurance policies

Exhibit A

SCUDDER FUNDS

(BOSTON BOARD)

Global/International Fund, Inc., and its series:

Scudder Global Discovery Fund

Scudder Emerging Markets Income Fund

Scudder Global Fund

Scudder Global Bond Fund

Investment Trust, and its series:

Scudder Capital Growth Fund

Scudder Growth and Income Fund

Scudder Large Company Growth Fund

Scudder S&P 500 Index Fund

Scudder Small Company Stock Fund

Scudder Cash Investment Trust, and its series:

Scudder Cash Investment Trust

Scudder Funds Trust, and its series:

Scudder Short-Term Bond Fund

Scudder Income Trust, and its series:

Scudder GNMA Fund

Scudder International Fund, Inc., and its series:

Scudder Emerging Markets Growth Fund

Scudder Greater Europe Growth Fund

Scudder International Fund

Scudder Latin America Fund

Scudder Pacific Opportunities Fund

Scudder Money Market Trust (formerly Scudder Fund, Inc.), and its series:

Scudder Money Market Series

Scudder Municipal Trust, and its series:

Scudder High Yield Tax-Free Fund

Scudder Managed Municipal Bond Fund

Scudder Mutual Funds, Inc., and its series:

Scudder Gold and Precious Metals Fund

Scudder Pathway Series, and its series:

Scudder Pathway Conservative Portfolio

Scudder Pathway Growth Portfolio

Scudder Pathway Growth Plus Portfolio

Scudder Pathway Moderate Portfolio

Scudder Portfolio Trust, and its series:

Scudder Balanced Fund

Scudder High Income Opportunity Fund

Scudder Income Fund

Scudder Securities Trust, and its series:

Scudder 21st Century Growth Fund

Scudder Development Fund

Scudder Health Care Fund

Scudder Small Company Value Fund

Scudder Technology Innovation Fund

Scudder State Tax Free Trust, and its series:

Scudder Massachusetts Tax-Free Fund

Scudder Tax Free Money Fund, and its series:

Scudder Tax-Free Money Fund

Scudder Tax Free Trust, and its series:

Scudder Intermediate Tax/AMT Free Fund (formerly Scudder Medium Term Tax Free Fund)

Scudder U.S. Treasury Money Fund, and its series:

Scudder U.S. Treasury Money Fund

Scudder Variable Series I, and its series:

21st Century Growth Portfolio

Balanced Portfolio

Bond Portfolio

Capital Growth Portfolio

Global Discovery Portfolio

Growth and Income Portfolio

Health Sciences Portfolio

International Portfolio

Money Market Portfolio

Value Equity Trust, and its series:

Scudder Large Company Value Fund

Value Fund

Scudder Select 500 Fund

Scudder Tax Advantaged Dividend Fund

Exhibit B

Boston Board Insurance Coverage

09/30/2003-09/30/2004 Boston Board Insurance Coverage

Insurance Carrier	Limit	Layer
ICI Mutual Insurance Co.	$25 million	Primary
National Union Fire Insurance Company of Pittsburgh, Pa. (AIG)	$15 million	excess of $25 million
XL Specialty Insurance Company	$15 million	excess of $40 million
Twin City Fire Insurance Company (Hartford)	$15 million	excess of $55 million
Arch Insurance Company	$10 million	excess of $70 million
National Union Fire Insurance Company of Pittsburgh, Pa. (AIG)	$10 million	excess of $80 million
Lexington Insurance Company (AIG)	$5 million	excess of $90 million
Federal Insurance Company (Chubb)	$5 million	excess of $90 million

09/30/2002-09/30/2003 Boston Board Insurance Coverage

Insurance Carrier	Limit	Layer
ICI Mutual Insurance Co.	$25 million	Primary
Twin City Insurance Co. (Hartford)	$15 million	excess of $25 million
American International Specialty Lines Insurance Company (AIG)	$15 million	excess of $40 million
Executive Liability Underwriters (XL Insurance)	$10 million	excess of $55 million
First American (Arch)	$10 million	excess of $65 million
Continental Casualty (CNA)	$7.5 million	excess of $75 million
Gulf Insurance Company	$7.5 million	excess of $82.5 million
St. Paul Mercury Ins.	$5 million	excess of $90 million
Chubb DFI - New York	$5 million	excess of $95 million

October 13, 2004

The Scudder Funds (Boston Board)

Two International Place

Boston, MA 02110

Re:	Letter of Indemnity

Ladies and Gentlemen:

Reference is made to the various investigations and requests for information by the Securities and Exchange Commission and other regulatory agencies since June 30, 2003, inquiring into various matters related to possible market timing or other improper trading activity in shares of the Scudder Funds. Deutsche Investment Management Americas, Inc. (hereafter, “DeIM”) serves as investment adviser for one or more of the Scudder Funds identified in Exhibit A hereto (the “Funds”) pursuant to Investment Advisory Agreements.

Whereas, in response to these regulatory matters, DeIM has undertaken an internal investigation to determine the extent, if any, of improper market timing and other improper trading activity in shares of the Scudder Funds (including matters related thereto, such as the fair valuation of portfolio holdings, disclosure of portfolio holdings and prospectus disclosures related to the foregoing);

Whereas, the independent directors and trustees of the Funds (hereinafter the “Independent Trustees”) may, on behalf of the Funds, undertake various further investigations of certain matters identified in DeIM’s internal investigation;

Whereas these matters and related matters involving possible improper market timing and other improper trading activity in the Scudder Funds may be the basis of future enforcement actions brought by governmental authorities involving or potentially affecting the Funds or DeIM (“Enforcement Actions”);

Whereas these matters and related matters are the basis in whole or in part for private actions brought by shareholders of the Funds, in many cases as purported class actions or derivative actions, variously against the Funds, their directors and officers, DeIM and certain other parties (the “Private Litigation”); and

Whereas these Enforcement Actions and Private Litigation may be the basis for further private actions against the Funds, their trustees and officers;

In consideration of the mutual undertakings set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, DeIM hereby agrees, subject to applicable law and regulation, to indemnify and hold harmless each of the Funds, and the successors and assigns of each Fund, against any and all loss, damage, liability and expense, including without limitation the advancement and payment as incurred of reasonable fees and expenses of counsel to the Funds and counsel to the Independent Trustees and consultants (whether retained by the Funds or the Independent Trustees) and other customary costs and expenses incurred by the Funds, arising from the matters alleged in any

Enforcement Actions or Private Litigation or any proceedings or actions that may be threatened or commenced in the future by any person (including any governmental authority) arising from or similar to the matters alleged in the Enforcement Actions or Private Litigation, including without limitation:

(i)	all reasonable legal and other expenses incurred by the Funds in connection with investigations undertaken by the Independent Trustees;

(ii)	all reasonable legal and other expenses incurred by the Funds in connection with any such proceedings or actions, including without limitation expenses related to the defense of, service by any Independent Trustee as a witness in, or monitoring of, any such proceedings or actions, compliance with disclosure requirements related to the foregoing, and any special communications to Fund shareholders;

(iii)	all liabilities and expenses incurred by the Funds in connection with any judgment resulting from, or settlement of, any such proceeding, action or matter;

(iv)	all liabilities and expenses incurred by the Funds under applicable law, the provisions of the governing instruments of any Fund, or any other agreement, providing for indemnification of trustees and officers;

(v)	any loss or expense incurred by any Fund as a result of the denial of, or dispute about, any insurance claim under, or actual or purported rescission or termination of, any policy of insurance arranged by DeIM (or by a representative of DeIM acting as such, acting as a representative of the Funds or of the Independent Trustees, or acting otherwise) for the benefit of the Fund, to the extent that such denial, dispute, or rescission is based in whole or in part upon any alleged misrepresentation made in the application for such policy or any other alleged improper conduct on the part of DeIM, any of its corporate affiliates, or any of their directors, officers or employees; and

(vi)	all liabilities and expenses incurred by any Fund in connection with any proceeding or action to enforce its rights under this agreement, unless DeIM prevails on the merits of any such dispute in a final, nonappealable court order.

The Funds will use their best efforts to notify DeIM of any proceedings or actions commenced against them, but the failure to provide such notification shall not relieve DeIM of any liability or obligation hereunder. The Funds shall be entitled to defend any such proceedings or actions against them using counsel of their choosing; provided, that all Funds for which the same Board serves shall seek, whenever possible, and consistent with the best interests of shareholders of each Fund, to choose the same counsel with respect to any proceeding or action covered by this agreement; and further provided, that if a Fund determines that it is appropriate to choose its own counsel with respect to a proceeding or action after all the Funds with the same Board have chosen one counsel, it will consult with DeIM before it chooses separate counsel. DeIM shall be entitled, at its expense, to participate in the defense of any such proceedings or actions against the Funds and shall be entitled to defend any such proceedings or actions against DeIM, in each case using counsel of its choosing. The Funds will not enter into any settlement of any such proceeding or action without the consent of DeIM, which consent shall not be unreasonably withheld. Counsel to the Funds and any consultants retained by the Funds shall submit periodic statements of fees, costs and expenses incurred by the Funds to DeIM and shall provide reasonable assistance to DeIM in estimating future fees, costs and expenses hereunder.

In the event that, in an Enforcement Action, Private Litigation, or other similar action or proceeding instituted against the Funds by a party other than DeIM or its affiliates, the foregoing rights to indemnification and advancement and payment of expenses are determined in a final adjudication to be unavailable to any Fund for any reason, then DeIM hereby agrees to contribute to the amount paid or payable by a Fund as a result of any loss, damage, liability or expense in such proportion as is finally determined in such action or proceeding to reflect the relative fault of DeIM and such Fund with respect to the matters which resulted in such loss, damage, liability or expense, as well as any other relevant equitable considerations; provided, that if no final determination is made in such action or proceeding as to the relative fault of DeIM and such Fund, then DeIM shall pay the entire amount of such loss, damage, liability or expense.

To the extent DeIM pays costs, expenses, or losses under this agreement, it may seek reimbursement for such payment under any applicable policies of insurance under which DeIM and the Funds are joint insureds under such policy, and, at the request of DeIM, the Funds shall allow DeIM to pursue the Funds’ claims with respect thereto under the policies of insurance specified in Exhibit B hereto, and to receive the proceeds therefrom. Any such claim shall be treated as an insurance claim by DeIM for purposes of any other agreement establishing priority of payment of insurance claims among insureds covered under the same policy. Nothing in this agreement shall limit DeIM’s right to pursue insurance recovery under any insurance policies under which DeIM is an insured, including but not limited to those specified in Exhibit B, for claims, liabilities, expenses, suits, investigations, and other matters involving DeIM, except as provided herein with respect to claims with respect to amounts paid by DeIM to the Funds under this agreement. The Funds agree to cooperate with all reasonable requests of DeIM in connection with the pursuit of these insurance claims and to take all reasonable steps necessary to allow DeIM to pursue these claims including, but not limited to, commencing litigation in the Funds’ names (but at DeIM’s expense) under the policies of insurance. Notwithstanding anything to the contrary above, however, DeIM shall not seek reimbursement hereunder in the event that a Fund provides written notice to DeIM that it reasonably believes that such requests for reimbursement may materially limit the ability of the Fund or its Independent Trustees to obtain indemnification or advancement of expenses under existing or prior insurance policies with respect to matters other than the matters covered by this agreement. Any such notice shall specifically identify the basis for the Fund’s reasonable belief.

The foregoing undertakings by DeIM are binding upon DeIM and each of its successors and assigns and shall survive the termination of any of the aforesaid Investment Advisory Agreements and shall inure to the successors and assigns of each Fund by merger or acquisition or otherwise.

If any term or provision of this agreement is held to be illegal or unenforceable, the remaining terms and provisions shall not be affected or impaired and the agreement shall be construed and enforced so as to give effect to the intent manifested herein without reference to the unenforceable term or provision.

The rights of any Fund to indemnification and advancement of expenses under this agreement shall not be deemed to limit, supersede, or otherwise affect any other similar right under applicable law, any other agreement, or any policy of insurance, and each Fund at its sole option may seek and obtain indemnification and/or advancement of expenses by exercising any one or more of the foregoing rights in any order of preference or priority.

Each of the Funds, in its sole discretion, may assign the Fund’s rights under this agreement to a third party, upon written notice to DeIM. DeIM shall not assign its obligations with respect to a Fund under this agreement to a third party, except with the written consent of the Fund, which consent may be withheld for any reason.

This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original for all purposes, but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this agreement. The parties agree to accept copies of the executed originals of this agreement, and of any notice provided in accordance herewith, as and in place of such originals.

No supplement, modification or amendment of this agreement shall be binding unless in writing executed by both DeIM and the Fund with respect to whom or which the amendment shall apply. No waiver of any of the provisions of this agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

This agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to the choice of law or conflict of law principles thereof.

Please acknowledge your receipt and acceptance of the foregoing by signing the enclosed copy of this letter in the space provided below.

Very truly yours,

Deutsche Investment Management Americas, Inc.

By:

Name:

Title:

The foregoing undertakings are hereby agreed to and accepted:

The Scudder Funds Listed on Exhibit A

By:

Name:

Title:

Exhibit A

SCUDDER FUNDS

(BOSTON BOARD)

Global/International Fund, Inc., and its series:

Scudder Global Discovery Fund

Scudder Emerging Markets Income Fund

Scudder Global Fund

Scudder Global Bond Fund

Investment Trust, and its series:

Scudder Capital Growth Fund

Scudder Growth and Income Fund

Scudder Large Company Growth Fund

Scudder S&P 500 Index Fund

Scudder Small Company Stock Fund

Scudder Cash Investment Trust, and its series:

Scudder Cash Investment Trust

Scudder Funds Trust, and its series:

Scudder Short-Term Bond Fund

Scudder Income Trust, and its series:

Scudder GNMA Fund

Scudder International Fund, Inc., and its series:

Scudder Emerging Markets Growth Fund

Scudder Greater Europe Growth Fund

Scudder International Fund

Scudder Latin America Fund

Scudder Pacific Opportunities Fund

Scudder Money Market Trust (formerly Scudder Fund, Inc.), and its series:

Scudder Money Market Series

Scudder Municipal Trust, and its series:

Scudder High Yield Tax-Free Fund

Scudder Managed Municipal Bond Fund

Scudder Mutual Funds, Inc., and its series:

Scudder Gold and Precious Metals Fund

Scudder Pathway Series, and its series:

Scudder Pathway Conservative Portfolio

Scudder Pathway Growth Portfolio

Scudder Pathway Growth Plus Portfolio

Scudder Pathway Moderate Portfolio

Scudder Portfolio Trust, and its series:

Scudder Balanced Fund

Scudder High Income Opportunity Fund

Scudder Income Fund

Scudder Securities Trust, and its series:

Scudder 21st Century Growth Fund

Scudder Development Fund

Scudder Health Care Fund

Scudder Small Company Value Fund

Scudder Technology Innovation Fund

Scudder State Tax Free Trust, and its series:

Scudder Massachusetts Tax-Free Fund

Scudder Tax Free Money Fund, and its series:

Scudder Tax-Free Money Fund

Scudder Tax Free Trust, and its series:

Scudder Intermediate Tax/AMT Free Fund (formerly Scudder Medium Term Tax Free Fund)

Scudder U.S. Treasury Money Fund, and its series:

Scudder U.S. Treasury Money Fund

Scudder Variable Series I, and its series:

21st Century Growth Portfolio

Balanced Portfolio

Bond Portfolio

Capital Growth Portfolio

Global Discovery Portfolio

Growth and Income Portfolio

Health Sciences Portfolio

International Portfolio

Money Market Portfolio

Value Equity Trust, and its series:

Scudder Large Company Value Fund

Value Fund

Scudder Select 500 Fund

Scudder Tax Advantaged Dividend Fund

Exhibit B

Boston Board Insurance Coverage

09/30/2003-09/30/2004 Boston Board Insurance Coverage

Insurance Carrier	Limit	Layer
ICI Mutual Insurance Co.	$25 million	Primary
National Union Fire Insurance Company of Pittsburgh, Pa. (AIG)	$15 million	excess of $25 million
XL Specialty Insurance Company	$15 million	excess of $40 million
Twin City Fire Insurance Company (Hartford)	$15 million	excess of $55 million
Arch Insurance Company	$10 million	excess of $70 million
National Union Fire Insurance Company of Pittsburgh, Pa. (AIG)	$10 million	excess of $80 million
Lexington Insurance Company (AIG)	$5 million	excess of $90 million
Federal Insurance Company (Chubb)	$5 million	excess of $90 million

09/30/2002-09/30/2003 Boston Board Insurance Coverage

Insurance Carrier	Limit	Layer
ICI Mutual Insurance Co.	$25 million	Primary
Twin City Insurance Co. (Hartford)	$15 million	excess of $25 million
American International Specialty Lines Insurance Company (AIG)	$15 million	excess of $40 million
Executive Liability Underwriters (XL Insurance)	$10 million	excess of $55 million
First American (Arch)	$10 million	excess of $65 million
Continental Casualty (CNA)	$7.5 million	excess of $75 million
Gulf Insurance Company	$7.5 million	excess of $82.5 million
St. Paul Mercury Ins.	$5 million	excess of $90 million
Chubb DFI - New York	$5 million	excess of $95 million

October 13, 2004

Henry P. Becton, Jr.

President and General Manager

WGBH Educational Foundation

125 Western Avenue

Boston, MA 02134

Dawn-Marie Driscoll

Driscoll Associates

4909 SW 9th Place

Cape Coral, FL 33914

Keith Fox

105 Suffolk Road

Wellesley, MA 02481

Louis Levy 48 Whalen Court West Orange, NJ 07052 Jean Gleason Stromberg 3816 Military Road, N.W. Washington, DC 20015 Jean C. Tempel First Light Capital 175 Federal Street 5th Floor Boston, MA 02110	Carl Vogt Fulbright & Jaworski, LLP 801 Pennsylvania Avenue, N.W. Washington, DC 20004

Re:	Letters of Indemnity to The Scudder Boston Board Funds

Ladies and Gentlemen:

Reference is made to the Letters of Indemnity from Deutsche Investment Management Americas, Inc. (hereafter, “DeIM”) to the Scudder Funds dated October 13, 2004 and October 13, 2004 (the “Letters”), copies of which are attached, in which DeIM agreed, subject to applicable law and regulation, to indemnify and hold harmless each of the Funds (as defined in the Letters) against any and all loss, damage, liability and expense arising from the matters alleged in any Enforcement Actions or Private Litigation (as such terms are defined in the Letters), or any proceedings or actions that may be threatened or commenced in the future by any person (including any governmental authority), arising from or similar in subject matter to the matters alleged in the Enforcement Actions or Private Litigation (collectively “Covered Matters”).

Whereas, DeIM recognizes that, in addition to its undertakings to the Funds under the Letters, and in light of the rebuttable presumption generally afforded to directors of investment companies who are not “interested persons” of such companies as defined in the Investment Company Act of 1940 (the “1940 Act”) that they have not engaged in disabling conduct, it may be appropriate for DeIM to pay directly the costs or expenses incurred by an independent director or trustee of the Funds (an “Independent Trustee”), and to indemnify the Independent Trustees for loss, damage, liability or expense with respect to the foregoing matters, rather than for the Independent Trustee to seek advancement of such costs or expenses, or indemnification for such loss, damage or liability, from the Funds;

In consideration of the mutual undertakings set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge,

DeIM hereby agrees, subject to applicable law and regulation, to indemnify and hold harmless each of the Independent Trustees, and each of their respective spouses, estates, trusts and heirs, and the executors, administrators, other legal representatives, and beneficiaries of the estates of each of the Independent Trustees, against any and all loss, damage, liability and expense, including without limitation the advancement and payment as incurred of reasonable fees and expenses of counsel and consultants, and other customary costs and expenses incurred by the Independent Trustees, arising from the matters alleged in any Enforcement Actions or Private Litigation or any proceedings or actions that may be threatened or commenced in the future by any person (including any governmental authority) arising from or similar in subject matter to the matters alleged in the Enforcement Actions or Private Litigation, including without limitation:

(a)	all reasonable legal and other expenses incurred by the Independent Trustees in connection with the Enforcement Actions and Private Litigation, and any proceedings or actions that may be threatened or commenced in the future by any person (including any governmental authority), arising from or similar in subject matter to the matters alleged in the Enforcement Actions or Private Litigation, including without limitation expenses related to the defense of, service as a witness in, or monitoring of such proceedings or actions;

(b)	all liabilities and reasonable legal and other expenses incurred by any Independent Trustee in connection with any judgment resulting from, or settlement of, any such proceeding, action or matter;

(c)	any loss or reasonable legal and other expenses incurred by any Independent Trustee as a result of the denial of, or dispute about, any insurance claim under, or actual or purported rescission or termination of, any policy of insurance arranged by DeIM (or by a representative of DeIM acting as such, acting as a representative of the Funds or of the Independent Trustees or acting otherwise) for the benefit of the Independent Trustee, to the extent that such denial, dispute or rescission is based in whole or in part upon any alleged misrepresentation made in the application for such policy or any other alleged improper conduct on the part of DeIM, any of its corporate affiliates, or any of their directors, officers or employees;

(d)

any loss or reasonable legal and other expenses incurred by any Independent Trustee, whether or not such loss or expense is incurred with respect to a Covered Matter, which is otherwise covered under the terms of any policy of insurance specified in Exhibit A hereto, but for which the Independent Trustee is unable to obtain advancement of expenses or indemnification under any policy of insurance specified in Exhibit A hereto, due to the exhaustion of policy limits which is due in whole or in part to DeIM or any affiliate thereof having received advancement of expenses or indemnification under such policy (either on behalf of DeIM or any affiliate or with respect to a claim or loss of a Fund or an Independent Trustee) for or with respect to any Covered Matter; provided, that the total amount that DeIM shall be obligated to pay under this subpart for all loss or expense, regardless of the number of claims or claimants, shall not exceed the amount that DeIM and any of its affiliates actually receive under such policy of insurance for or with respect to any and all Covered Matters; and

(e)	all liabilities and reasonable legal and other expenses incurred by any Independent Trustee in connection with any proceeding or action to enforce his or her rights under this agreement, unless DeIM prevails on the merits of any such dispute in a final, nonappealable court order.

The Independent Trustees will use their best efforts to notify DeIM and any insurers under policies of insurance under which an Independent Trustee and DeIM are insured of any proceedings or actions commenced against them, but the failure to provide such notification shall not relieve DeIM of any liability or obligation hereunder. Each of the Independent Trustees shall be entitled to defend any such proceedings or actions against them using counsel of his or her own choosing; provided, that in furtherance of the goal of avoiding duplication of effort and expense, each Independent Trustee shall seek to select joint counsel for two or more Independent Trustees with respect to a particular proceeding or matter, and shall seek to coordinate work with respect thereto by separate counsel that are retained by one or more of them, to the extent reasonably consistent in the judgment of each Independent Trustee and their counsel, with considerations of actual or potential conflicts of interest and other pertinent facts and circumstances; and further provided, that each Independent Trustee who retains separate or joint counsel shall provide notice to DeIM within a reasonable time period prior to or promptly after retaining counsel, identifying the counsel selected and the Independent Trustee whom each such counsel will represent with respect to a particular proceeding or matter. DeIM shall be entitled, at its expense, to participate in the defense of any such proceedings or actions against an Independent Trustee and shall be entitled to defend any such proceedings or actions against DeIM, in each case using counsel of its choosing. The Independent Trustees will not enter into any settlement of any such proceeding or action without the consent of DeIM, which consent shall not be unreasonably withheld. The Independent Trustees will submit periodic statements of fees, costs and expenses that are incurred by the Independent Trustees and will provide reasonable assistance to DeIM in estimating future fees, costs and expenses hereunder.

If a matter for which indemnification is sought under this agreement relates to one or more Funds that are still registered as an investment company under the 1940 Act, a majority of the Independent Trustees shall make a determination at or prior to the time of counsel’s retention as to whether counsel to each Independent Trustee at the time counsel is retained is an “independent legal counsel” as defined by Rule 0-1(a)(6) (hereafter, “Rule 0-1”) under the 1940 Act. If such counsel is not determined to be, at the time such counsel is retained, an “independent legal counsel” as defined in Rule 0-1, the Independent Trustee who retains such counsel shall provide prompt written notice of that fact to the Chief Compliance Officer of each such Fund and the Chairman of the Board of each such Fund.

To the extent DeIM pays costs or expenses under this agreement, it may seek reimbursement for such payment under any applicable policies of insurance under which DeIM and an Independent Trustee are both insureds under such policy, and, at the request of DeIM, the Independent Trustee shall allow DeIM to pursue the Independent Trustee’s claims under the policies of insurance specified in Exhibit A hereto and receive the proceeds therefrom. Each Independent Trustee agrees to cooperate fully with all reasonable requests of DeIM in connection with the pursuit of these insurance claims and to take all reasonable steps necessary to allow DeIM to pursue these claims, including, but not limited to, commencing litigation in the name of the Independent Trustee (but at DeIM’s expense) under the policies of insurance. Any such claim shall be treated as an insurance claim by DeIM for purposes of any other agreement establishing priority of payment of insurance claims among insureds covered under the same policy. Nothing in this agreement shall limit DeIM’s right to pursue insurance recovery under any insurance policies under which DeIM is an insured, including but not limited to those specified in Exhibit A hereto, for claims, liabilities, expenses, suits, investigations, and other matters involving DeIM, except as provided above concerning claims with respect to amounts paid by DeIM to the Independent Trustees under this agreement. Notwithstanding anything to the contrary above, DeIM shall not seek reimbursement hereunder in the event that a Fund, in accordance with the Letters, provides written notice to DeIM that the Fund reasonably believes that such requests for reimbursement may materially limit the ability of the Fund or its Independent Trustees to obtain indemnification or advancement of expenses under existing or prior insurance policies with respect to matters other than the matters covered by this agreement.

Notwithstanding anything to the contrary in this agreement, DeIM is not required to pay costs or expenses or to provide indemnification under this agreement to or for any individual Independent Trustee (i) with respect to any particular proceeding or action as to which the Board of the Fund has determined that such Independent Trustee ultimately will not be entitled to indemnification with respect thereto, or (ii) for any liability of the Independent Trustee to the Fund or its shareholders to which such Independent Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the Independent Trustee’s duties as a director or trustee of the Fund as determined in a final adjudication in such proceeding or action. In addition, to the extent DeIM has paid costs or expenses under this agreement to any individual Independent Trustee with respect to a particular proceeding or action, and there is a final adjudication in such proceeding or action of the Independent Trustee’s liability to the Fund or its shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the Independent Trustee’s duties as a director or trustee of the Fund, such Independent Trustee hereby undertakes to repay DeIM such costs or expenses.

The foregoing undertakings by DeIM are binding upon DeIM and each of its successors and assigns and shall survive the termination of any of the Investment Advisory Agreements referenced in the Letters, and the service of any individual Independent Trustee in that capacity, and shall inure to the benefit of the spouses, estates, trusts and heirs, and the executors, administrators, other legal representatives, and beneficiaries of the estates of each of the Independent Trustees.

The rights of any Independent Trustee to indemnification and advancement of expenses under this agreement shall not be deemed to limit, supersede, or otherwise affect any other similar right under applicable law, the Agreement and Declaration of Trust (or Articles of Incorporation) and Bylaws of any Fund, any other agreement, any policy of insurance, or a vote of shareholders or resolution of the board of any Fund, and each Independent Trustee at his, her or their sole option may seek and obtain indemnification and/or advancement of expenses by exercising any one or more of the foregoing rights in any order of preference or priority.

No Independent Trustee may assign the Independent Trustee’s rights under this agreement to a third party without the consent of DeIM, which consent shall not be unreasonably withheld. DeIM shall not assign its obligations under this agreement to a third party, except with the written consent of each and all of the Independent Trustees, which consent may be withheld for any reason.

If any term or provision of this agreement is held to be illegal or unenforceable, the remaining terms and provisions shall not be affected or impaired and the agreement shall be construed and enforced so as to give effect to the intent manifested herein without reference to the unenforceable term or provision.

This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original for all purposes, but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this agreement. The parties agree to accept copies of the executed originals of this agreement, and of any notice provided in accordance herewith, as and in place of such originals.

No supplement, modification or amendment of this agreement shall be binding unless in writing executed by both DeIM and the person with respect to whom or which the amendment shall apply. No waiver of any of the provisions of this agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

This agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to the choice of law or conflict of law principles thereof.

Notices required under this agreement to be provided by an Independent Trustee to DeIM, the Chief Compliance Officer of a Fund or the Chairman of the Board of a Fund shall be valid if sent to:

Office of the General Counsel

Deutsche Investment Management Americas, Inc.

One South Street

Baltimore, Maryland 21202

Notices required under this agreement to be provided by DeIM to an Independent Trustee shall be valid if sent to the address listed on the first page of this agreement.

Please acknowledge your receipt and acceptance of the foregoing by signing the enclosed copy of this agreement in the space provided on the following page.

Very truly yours,

Deutsche Investment Management Americas, Inc.

By:

Name:

Title:

The foregoing undertakings are hereby agreed to and accepted:

Henry P. Becton, Jr., as Trustee	Jean Gleason Stromberg, as Trustee

Dawn-Marie Driscoll, as Trustee	Jean C. Tempel, as Trustee

Keith Fox, as Trustee	Carl Vogt, as Trustee

Louis Levy, as Trustee

Exhibit A: Boston Board Insurance Coverage

Boston Board Insurance Coverage

09/30/2003-09/30/2004 Boston Board Insurance Coverage

Insurance Carrier	Limit	Layer
ICI Mutual Insurance Co.	$25 million	Primary
National Union Fire Insurance Company of Pittsburgh, Pa. (AIG)	$15 million	excess of $25 million
XL Specialty Insurance Company	$15 million	excess of $40 million
Twin City Fire Insurance Company (Hartford)	$15 million	excess of $55 million
Arch Insurance Company	$10 million	excess of $70 million
National Union Fire Insurance Company of Pittsburgh, Pa. (AIG)	$10 million	excess of $80 million
Lexington Insurance Company (AIG)	$5 million	excess of $90 million
Federal Insurance Company (Chubb)	$5 million	excess of $90 million

09/30/2002-09/30/2003 Boston Board Insurance Coverage

Insurance Carrier	Limit	Layer
ICI Mutual Insurance Co.	$25 million	Primary
Twin City Insurance Co. (Hartford)	$15 million	excess of $25 million
American Internationa Specialty Lines Insurance Company (AIG)	$15 million	excess of $40 million
Executive Liability Underwriters (XL Insurance)	$10 million	excess of $55 million
First American (Arch)	$10 million	excess of $65 million
Continental Casualty (CNA)	$7.5 million	excess of $75 million
Gulf Insurance Company	$7.5 million	excess of $82.5 million
St. Paul Mercury Ins.	$5 million	excess of $90 million
Chubb DFI - New York	$5 million	excess of $95 million